Caterpillar Financial Asset Trust 2003-A

STATEMENT TO NOTEHOLDERS	EXHIBIT 99.3

Distribution Date	Year End Statement

(i) Amount of principal being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 BM1)	$205,531,043.50
per $1,000 original principal balance	$908.22

(b) Class A-2 Notes (CUSIP No. 149114 BN9)	$0.00
per $1,000 original principal balance	$0.00

(c) Class A-3 Notes (CUSIP No. 149114 BP4)	$0.00
per $1,000 original principal balance	$0.00

(d) Class B Notes (CUSIP No. 149114 BQ2)	$0.00
per $1,000 original principal balance	$0.00

(f) Total	$205,531,043.50

(ii) Amount of interest being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 BM1)	$1,125,946.31
per $1,000 original principal balance	$4.98

(b) Class A-2 Notes (CUSIP No. 149114 BN9)	$1,176,770.83
per $1,000 original principal balance	$8.23

(c) Class A-3 Notes (CUSIP No. 149114 BP4)	$3,109,110.83
per $1,000 original principal balance	$10.93

(d) Class B Notes (CUSIP No. 149114 BQ2)	$254,050.83
per $1,000 original principal balance	$14.94

(f) Total	$5,665,878.81

(iii) (a) Aggregate Contract Balance at end of related collection period	$476,641,561.60
(b)Note Value at end of related collection period	$475,512,152.71

(iv) After giving effect to distributions on this Distribution Date

(a) (1) outstanding principal amount of Class A-1 Notes	$20,768,956.50
(2) Class A-1 Note Pool Factor	0.09

(b) (1) outstanding principal amount of Class A-2 Notes	$143,000,000.00
(2) Class A-2 Note Pool Factor	1.00

(c) (1) outstanding principal amount of Class A-3 Notes	$284,500,000.00
(2) Class A-3 Note Pool Factor	1.00

(d) (1) outstanding principal amount of Class B Notes	$17,000,000.00
(2) Class B Note Pool Factor	1.00

(v) Amount of Servicing Fee paid	$3,943,475.52

(vi) Amount of Administration fee being paid	$4,000.00

(vii) Aggregate Amount of Realized Losses for Collection Period	$743,070.73

(viii) Aggregate Purchase Amounts for Collection Period	$1,102,727.94

(ix) Balance of Reserve Account at end of related Collection Period	$15,323,471.91

(x) Specified Reserve Account Balance at end of related Collection Period	$15,323,471.91